                                                                      EXHIBIT N


THIS WARRANT AND THE SECURITIES PURCHASED ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION THEREWITH.


Warrant to Purchase                                          Warrant No. 2002-3
3,408,522 Shares


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           AER ENERGY RESOURCES, INC.


         THIS CERTIFIES that Elmwood Partners II, an Ohio Limited Partnership ("Holder") or any subsequent holder hereof, has the right to purchase from AER Energy Resources, Inc., a Georgia corporation (the "Company"), up to Three Million Four Hundred Eight Thousand Five Hundred Twenty Two (3,408,522) fully paid and nonassessable shares of the Company's Common Stock, no par value ("Common Stock"), at the Exercise Price (as defined herein), subject to adjustment as provided below, at any time on or before 5:00 p.m., Atlanta, Georgia time, on January 31, 2007.

         This Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

         1.       Exercise.

                  This Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Subscription Form attached hereto duly executed, together with the full Exercise Price in cash, or by certified or official bank check payable in New York Clearing House Funds or wire transfer payable in immediately available federal funds for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, GA 30082, or at such other office or agency as the Company may designate in writing (such surrender and payment hereinafter called the "Exercise of this Warrant"). The "Date of Exercise" of the Warrant shall be defined as the date that the original Warrant and Subscription Form are received by the Company. This Warrant shall be canceled upon its Exercise, and, as soon as practicable thereafter, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such Exercise and a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. Each person in whose name any certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such certificate. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

         2.       Payment of Warrant Exercise Price.

                  Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of Holder:

         (i) cash, certified check or cashier's check or wire transfer payable in immediately available federal funds; or

         (ii) surrender of this Warrant at the principal office of the Company together with notice of election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder (not to exceed the number of shares set forth on the cover page of this Warrant, as adjusted pursuant to the provisions of Section 5 of this Warrant).

                  Y = the number of shares of Common Stock for which this Warrant is being exercised.

                  A = the Market Price of one share of Common Stock (for purposes of this Section 2(ii), the "Market Price" shall be defined as the average closing bid price of the Common Stock for the five trading days prior to the Date of Exercise of this Warrant (the "Five-Day Average Closing Bid Price"), as reported on the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, the Five-Day Average Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Five-Day Average Closing Bid Price on such exchange).

                  B = the Exercise Price.

It is intended that the Common stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued, for purposes of Rule 144(d)(3)(ii).

         3.       Exercise Price.

              The Exercise Price shall initially be $0.3192 per share. However, if 120% of the average closing bid price of a share of Common Stock (as reported on any tier of The Nasdaq Stock

Market, Inc., including the Over-the-Counter Bulletin Board automated quotation system or on a national securities exchange) for 20 consecutive trading days ending on January 30, 2003 (the "20-Day Average Closing Bid Price"), is less than the Exercise Price, then the Exercise Price shall be adjusted to equal the greater of (i) 120% of the 20-Day Average Closing Bid Price or (ii) $0.1995. Notwithstanding the foregoing, in the event that the Exercise Price is adjusted pursuant to this Section 3, no such adjustment shall be made to the number of Shares of Common Stock that may be received upon the Exercise of this Warrant.

         4.       Transfer and Registration.

                  Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant properly endorsed, with signature guaranteed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

         5.       Anti-Dilution Adjustments.

         (a) If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date.

         (b) If the Company shall at any time effect a recapitalization or reclassification of such character that the shares of Common stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionally increased.

         (c) If the Company shall at any time distribute to Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common stock (such value to be determined by the Board in its discretion) and the denominator of which is such Exercise Price.

         (d) If the Company shall at any time consolidate or merge with any other corporation or transfer all or substantially all of its assets or dissolve, then the Company shall deliver written notice to the Holder of such merger, consolidation or sale of assets or dissolution at least thirty (30) days prior to the closing of such merger, consolidation or sale of assets or dissolution, and this Warrant shall terminate and expire immediately prior to the closing of such merger, consolidation or sale of assets or dissolution.

         (e) As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant until the occurrence of an event stated in Section 5(b) or 5(c) and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said sections. No such adjustment pursuant to Section 5(b) or 5(c) shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

         (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

         6.       Fractional Interests.

                  No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon Exercise of this Warrant, calculated by multiplying the fractional share amount by the market price of the Company's Common Stock on the Date of Exercise as reported on the Nasdaq National Market or such other exchange or system on which the Company's Common Stock is traded.

         7.       Reservation of Shares.

                  The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for Exercise of this Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights of any shareholders.

         8.       Restrictions on Transfer.

                  This Warrant and the Common Stock issuable on Exercise hereof have been or will be acquired by the Holder hereof for investment for its own account and not with a view to the distribution thereof, have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws (the "State Acts") and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under the Act and any applicable State Acts and, in the event a Holder believes an exemption from the registration requirements of the Act and any applicable State Acts is available, the Holder must deliver a legal opinion satisfactory in form and substance to the Company and its counsel, stating that such exemption is available. All shares of Common Stock issued upon Exercise of this Warrant shall bear an appropriate legend to such effect. Holder has represented to the Company that it and any transferee of all or any portion of this Warrant is and will remain at all times while this Warrant is outstanding an "accredited investor" as defined in Regulation D promulgated under the Act.

         9.       Benefits of this Warrant.

                  Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

         10.      Applicable Law.

                  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia. Jurisdiction for any dispute regarding this Warrant lies in Georgia.

         11.      Loss of Warrant.

                  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         12.      Purchase Agreement.

                  This Warrant is issued and sold pursuant to that certain Securities Purchase Agreement dated as of January 31, 2002 (the "Purchase Agreement"). The Holder shall be entitled to all of the rights and benefits and subject to all of the obligations of a Purchaser under the Purchase Agreement, including without limitation, rights with respect to registration under the Act. The terms of the Purchase Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein.

         13.      Notice to Company and Holder.

                  Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, GA 30082, Attention: Chief Executive Officer. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder as follows: Elmwood Partners II, 12651 Elmwood Avenue, Cleveland, OH 44111 with a copy to any other person or address designated in writing by Holder.


                       (signature follows on next page.)

         IN WITNESS WHEREOF, this Warrant is hereby executed effective as of the date set forth below.


Dated as of January 31, 2002.


                                    AER ENERGY RESOURCES, INC.


                                    By: /s/ J.T. Moore
                                       ----------------------------------------
                                       J.T. Moore
                                       Vice President and Chief Financial
                                         Officer

                               SUBSCRIPTION FORM

                         TO: AER ENERGY RESOURCES, INC.


         The undersigned hereby irrevocably exercises the right to purchase _______________ shares of Common Stock of AER Energy Resources, Inc., a Georgia corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         The undersigned represents that it is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, agrees not to offer, sell, transfer or otherwise dispose of any of such Common Stock, except in accordance with the provisions of Section 8 of the Warrant, and consents that the following legend may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or (ii) the corporation shall have received an opinion of counsel acceptable to the corporation and its counsel that an exemption from registration under the Securities Act or applicable state securities laws is available in connection therewith."

         The undersigned requests that certificates for such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

                  The undersigned hereby elects to make payment of the Exercise
[ ] Price through a cashless exercise pursuant to Section 2(ii) of the Warrant.
(Check Box
if applicable)



Dated:
      ------------------------------


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                         Signature of Registered Holder


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                       Name of Registered Holder (Print)


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                                    Address


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The attached Warrant and the securities issuable on exercise thereof have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act or any state securities law.
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


                                   ASSIGNMENT

                    (To be executed by the registered Holder
                       desiring to transfer the Warrant)


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase ____________ shares of the Common Stock of AER ENERGY RESOURCES, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------------------   ------------------------------------
                                                         Signature

Fill in for new Registration of Warrant:   Signature Guarantee:


----------------------------------------   ------------------------------------
                Name                                  Name of Guarantor

                                           By:
----------------------------------------      ---------------------------------
                                           Name:
----------------------------------------        -------------------------------
                  Address                  Title:
                                                 ------------------------------



Please print name and address of assignee
(including zip code)



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NOTICE

The signature to the foregoing Subscription Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
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